UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 29, 2019

SEMILEDS CORPORATION

(Exact name of registrant as specified in charter)

Delaware	001-34992	20-2735523
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3F, No.11 Ke Jung Rd., Chu-Nan Site, Hsinchu Science Park, Chu-Nan 350, Miao-Li County, Taiwan, R.O.C.	350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +886-37-586788

N/A

(Former name or former address if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	TradingSymbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0000056	LEDs	The Nasdaq Stock Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 4.01.  Changes in Registrant’s Certifying Accountant.

Dismissal of Independent Registered Public Accounting Firm

On August 29, 2019, the Audit Committee of the Board of Directors (the "Audit Committee") of SemiLEDs Corporation (the “Company”) unanimously approved the dismissal of BF Borgers CPA PC (“BF Borgers”) as the Company's independent registered public accounting firm. The decision to change the Company's independent registered public accounting firm was the result of a request for proposal process in which the Audit Committee conducted a competitive process to select the independent registered public accounting firm.

BF Borgers’ reports on the Company’s consolidated financial statements for the fiscal years ended August 31, 2018 and 2017 did not contain any adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except as follows: BF Borgers’ report on the consolidated financial statements of the Company and its subsidiaries as of and for the years ended August 31, 2018 and 2017, contained a separate paragraph stating that those “consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements in the Company’s Annual Reports for the year ended August 31, 2018 and 2017, the Company has suffered recurring losses from operations, has not generated sufficient net cash flows from operating activities and has an accumulated deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements and financial statement schedule do not include any adjustments that might result from the outcome of this uncertainty.”

BF Borgers’ audit report expressed no opinion on the effectiveness of internal control over financial reporting as of August 31, 2017, with a separate paragraph stating that “the Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the Company's internal control over financial reporting.  Accordingly, we express no such opinion.”

In connection with the audits of the Company’s consolidated financial statements for the fiscal years ended August 31, 2018 and 2017, and subsequent interim periods through August 29, 2019, there were no disagreements with BF Borgers on any matters of accounting principles or practices, financial statement disclosure, or auditing scope procedure which, disagreements, if not resolved to BF Borgers’ satisfaction, would have caused BF Borgers to make reference to the matter in their reports.

The Company has provided BF Borgers with a copy of this Form 8-K and requested that BF Borgers furnish a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A copy of BF Borgers’ letter dated August 29, 2019, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of Independent Registered Public Accounting Firm

On August 29, 2019, the Company selected KCCW Accountancy Corp (“KCCW”) as its new independent registered public accounting firm. The decision to engage and appoint KCCW as the Company’s independent registered public accounting firm was approved by the Audit Committee.

During the Company’s two most recent fiscal years ended August 31, 2018 and 2017, and during the subsequent period preceding KCCW’s engagement, neither the Company nor anyone acting on its behalf consulted with KCCW on (i) any matters regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company that KCCW concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any matter that was subject to any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto, or a reportable event within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

16.1	Letter from BF Borgers CPA PC to the SEC dated September 2, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 2, 2019

SemiLEDs Corporation

	By:	/s/ Christopher Lee
	Name:	Christopher Lee
	Title:	Chief Financial Officer

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